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                 COMMUNITY FINANCIAL CORPORATION
                       1996 INCENTIVE PLAN


                            Article 1

                           DEFINITIONS


     1.01 Affiliate means any "subsidiary" or "parent corporation" (within the meaning of Section 424 of the Code) of the Company.

     1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant issued to such Participant.

     1.03 Board means the Board of Directors of the Company.

     1.04 Change of Control means and shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, who after the effective date of the Plan becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for the election of Directors of the Company; or, (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor of the Company.

     1.05 Change of Control Date is the date on which an event described in
(i) or (ii) of Section 1.04 occurs.

     1.06 Code mans the Internal Revenue Code of 1986, and any amendments thereto.

     1.07 Committee means the Stock Option Committee of the Board.

     1.08 Common Stock means the Common Stock of the Company.

     1.09 Company means Community Financial Corporation, a Delaware corporation.

     1.10 Fair Market Value means, on any given date, the average of the bid and asked prices at closing of a share of Common Stock on the over-the-counter market on such day or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

     1.11 Grant means the grant of an Option.

     1.12 Incentive Stock Option mans an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

     1.13 Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

     1.14 Option mans a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

     1.15 Option Price means the price per share for Common Stock purchased on the exercise of an Option as provided in Article VI.

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     1.16 Participant mens a director of the Company or an employee of the
Company or of a Subsidiary who satisfies the requirements of Article IV and is selected by the Committee to receive a Grant.

     1.17 Plan means the Community Financial Corporation 1996 Incentive
Plan.

     1.18 Rule 16b-3 means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time.

     1.19 Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an option pursuant to Section 8.04 hereof.

     1.20 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                            Article II

                             PURPOSES

     The Plan is intended to assist the Company in recruiting and retaining directors and key employees with ability and initiative by enabling directors and employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the issuance of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at time of grant. No Option that is intended to be an Incentive Stock Option, however, shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code but shall be treated as a Non-Qualified Stock Option.

                           Article III

                          ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have authority to issue Grants upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. The terms of such Grants may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

     The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. All expenses of administering this Plan shall be borne by the Company.

                            Article IV

                           ELIGIBILITY

     4.01 General. Any employee of the Company or of any Subsidiary (including any corporation that becomes a Subsidiary after the adoption of this Plan) who, in the judgment of the Committee, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Subsidiary may receive one or more Grants.

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Directors of the Company are eligible to participate in this Plan.  Except as provided in Article XII, a person who is a member of the Committee may not be issued Grants while he is a member of the Committee.

     4.02 Grants. The Committee will designate individuals to whom Grants are to be issued and will specify the number of shares of Common Stock subject to each such Grant. All Grants issued under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted Options that are Incentive Stock Options (under all Incentive Stock Option Plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) exceeding $100,000.

     4.03 Designation of Option as an Incentive Stock Option or a Non-Qualified Stock Option. The Committee will designate at the time an Option is granted whether the Option is to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence, however, of any such designation, such option shall be treated as a Non-Qualified Stock Option.

                            Article V

                      STOCK SUBJECT TO PLAN

     The maximum number of shares of Common Stock available for Grants under the Plan shall be 60,000. Such maximum number of shares of Common Stock is subject to adjustment as provided in Article IX. Shares of Common Stock subject to Grants under the Plan may be authorized but previously unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company.

     If any option terminates without being exercised, shares of Common Stock subject to such Grants shall be available for distribution in connection with Grants under the Plan.

                            Article VI

                           OPTION PRICE

     The price per share for Common Stock purchased on the exercise of an Option shall be fixed by the Committee on the date of Grant; provided, however, that in the case of an Option that is an Incentive Stock Option, the price per share shall not be less than the Fair Market Value on such date.

                           Article VII

                       EXERCISE OF OPTIONS

     7.01 Maximum Option Period. The period in which an Option may be exercised shall be determined by the Committee on the date of grant; provided, however that an Incentive Stock Option shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted.

     7.02 Nontransferability. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option must be transferred to the same person or persons, trust or estate. During the lifetime of the Participant to whom an Incentive Stock Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liability for, or subject to, any lien, obligation, or liability of such Participant.

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     7.03 Employee Status.  For purposes of determining the applicability of
Section 422 of the Code (relating to Incentive Stock Options), or in the vent that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

                           Article VIII

                        METHOD OF EXERCISE


     8.01 Exercise. Subject to the provisions of Articles VII and X, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

     8.02 Payment. Unless otherwise provided by the Agreement, payment of the Option Price shall be made in cash. If the Agreement provides, payment of all or part of the Option Price may be made by withholding shares of Common Stock upon exercise of an Option or by surrendering already owned shares of Common Stock to the Company, provided the shares withheld or surrendered have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

     8.03 Shareholder Rights. No participant shall have any rights as a shareholder with respect to shares subject to his Option until the date he exercises such Option.

     8.04 Cashless Exercise. To the extent permitted under the applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company agrees to cooperate in a "cashless exercise" of the Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

                            Article IX

              ADJUSTMENT UPON CHANGE IN COMMON STOCK

     Should the Company effect one or more (x) stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding Options due to an acquisition of the Company, then the maximum number of shares as to which Grants may be issued under this Plan shall be proportionately adjusted and their terms shall be adjusted as the Committee shall determine to be equitably required, provided that the number of shares subject to any Grant shall always be a whole number. Any determination made under this Article IX by the Committee shall be final and conclusive.

     The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or

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obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to any Grant.

                            Article X

      COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                            Article XI

                        GENERAL PROVISIONS

     11.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary or in any way affect any right and power of the Company or a Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefor.

     11.02 Change of Control. Notwithstanding any other provision in this Plan to the contrary, unless the Committee provides otherwise in an Agreement, a Grant may be exercised immediately in full upon a Change of Control.

     11.03 Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

     11.04 Amendment. The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options, (ii) materially increases the benefits to Participants under the Agreement, or
(iii) materially changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Grant outstanding at the time such amendment is made, except such an amendment made to cause the Plan to qualify for the Rule 16b-3 exemption. No amendment shall be made if it would disqualify the Plan from the exemption provided by Rule 16b-3. The Committee may amend the terms of any Grant theretofore issued under this Plan, prospectively or retrospectively, and include in such amendment the right of the Committee to pay a Participant cash in lieu of shares of Common Stock upon the termination (by exercise or otherwise) of an Option, but no such amendment shall impair the rights of any Participant without the Participant's consent, except such an amendment made to cause the Plan, or Grant to qualify for the exemption provided by Rule 16b-3.

     11.05 Duration of Plan. No Grant may be issued under this Plan before May 22, 1996, or after May 21, 2006.

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     11.06     Shareholder Approval.  This Plan has been approved by the Board of Directors of the Company and shall be effective as of May 22, 1996 subject, however, to approval by the shareholders of the Company entitled to vote at the 1996 Annual Meeting of Shareholders.

                           Article XII

                         DIRECTOR OPTIONS


     On the date the shareholders of the Company approve the Plan, each director of the Company who is not also a full time employee of the Company shall be granted a Non-Qualified Stock Option for 2,500 shares of Common Stock. The Option Price shall be the Fair Market Value on the date of grant. Such Options shall expire ten years after the date of grant or ninety (90) days after the grantee ceases to serve as a director of the Company, whichever occurs first.

     To the extent shares of Common Stock are available under the Plan, a Non-Qualified Stock Option for 2,500 shares of Common Stock shall be granted to any individual who is not a full time employee of the Company and who becomes a director of the Company after the shareholders of the Company approve the Plan. Any such option shall be granted on the date any such individual is first appointed or elected to the Board. The Option Price shall be the Fair Market Value on the date of grant. Any such option shall expire ten years after the date of grant or ninety (90) days after the grantee ceases to serve as a director of the Company, whichever occurs first.